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SAFECO Corporation Organization Chart                                     F-17
December 31, 1993                                                   Exhibit 21




SAFECO CORPORATION (Washington)

(ownership percentages are 100%, except where indicated)


       1.  SAFECO Insurance Company of America (WA)

            A.  SAFECO Management Corporation (NY)

            B.  SAFECO Surplus Lines Insurance Company (WA)

       2.  General Insurance Company of America (WA)

       3.  First National Insurance Company of America (WA)

       4.  SAFECO National Insurance Company (MO)

       5.  SAFECO Insurance Company of Illinois (IL)

       6.  SAFECO Life Insurance Company (WA)

            A.  SAFECO National Life Insurance Company (WA)

            B. First SAFECO National Life Insurance Company of New York (NY)

       7.  SAFECO Assigned Benefits Service Company (WA)

       8.  SAFECO Administrative Services, Inc. (WA)

            A.  Employee Benefit Claims of Wisconsin, Inc. (WI)

            B.  Wisconsin Pension and Group Services, Inc. (WI)

       9.  PNMR Securities, Inc. (WA)


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       10.  SAFECO Properties, Inc. (WA)

            A. Winmar Company, Inc. (WA)

                 a)  Barton Street Corporation (WA)
                 b)  Capitol Court Corporation (WI)
                 c)  Gem State Investors, Inc. (WA)
                 d)  Kitsap Mall, Inc. (WA)
                 e)  North Coast Management, Inc. (OR)
                 f)  SAFECO Properties of Boise, Inc. (ID)
                 g)  Scit, Inc. (MA)
                 h)  Valley Fair Shopping Centers, Inc. (DE)
                 i)  WDI Golf Club, Inc. (CA)
                 j)  WNY Development, Inc. (WA)
                 k)  Winmar Cascade, Inc. (WA)
                 l)  Winmar Metro, Inc. (WA)
                 m)  Winmar Northwest, Inc. (WA)
                 n)  Winmar Pacific, Inc. (WA)

                           i)  Pacific Surfside Corporation (OR)
                          ii)  Washington Square, Inc. (WA)
                         iii)  Winmar of Jantzen Beach, Inc. (OR)
                          iv)  W-P Development, Inc. (OR)

                 o)  Winmar Redmond, Inc. (WA)
                 p)  Winmar of Kitsap, Inc. (WA)
                 q)  Winmar of Texas, Inc. (TX)
                 r)  Winmar of Wisconsin, Inc. (WI)
                 s)  Winmar of the Desert, Inc. (CA)
                 t)  C-W Properties, Inc. (50%) (WA)


            B.  SAFECARE Company, Inc. (WA)

                 a)  S.C. Marysville, Inc. (WA)

                 b)  S.C. Simi Valley, Inc. (WA)

                           i)  Simi Valley Hospital, Inc. (WA)

                 c)  S.C. Vancouver, Inc. (WA)

                 d)  Lifeguard Ventures, Inc. (50%) (CA)


            C.  RIA Development, Inc. (WA)

       11.  SAFECO Credit Company, Inc. (WA)
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       12.  SAFECO Asset Management Company (WA)

       13.  SAFECO Securities, Inc. (WA)

       14.  SAFECO Services Corporation (WA)

       15.  General America Corporation (WA)

            A.  COMAV Managers, Inc. (IL)

            B.  F.B. Beattie & Co., Inc. (WA)

                a) F.B. Beattie Insurance Services, Inc., (CA)

            C.  General America Corporation of Texas (TX) --
                 (Attorney-in-fact) for:

                a) SAFECO Lloyds Insurance Company (TX)

            D.  Talbot Agency, Inc. (NM)

            E.  Whitehall Insurance Brokers, Inc. (CA)

       16.  Agena, Inc. (20%) (WA)


NOTE:  Certain inactive companies are not shown.